                                                                       Exhibit 5

                     [LETTERHEAD OF MAYER, BROWN & PLATT]

                                 August 13, 1998


Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

          Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), in connection with Security Capital's offer (the "Exchange Offer") to exchange up to (i) $200,000,000 aggregate principal amount of Security Capital's 6.95% Exchange Notes due 2005 (the "New 2005 Notes") for all outstanding 6.95% Notes due 2005 (the "Old 2005 Notes"); (ii) $100,000,000 aggregate principal amount of Security Capital's 7.15% Exchange Notes due 2007 (the "New 2007 Notes") for all outstanding 7.15% Notes due 2007 (the "Old 2007 Notes"); and (iii) $200,000,000 aggregate principal amount of Security Capital's 7.70% Exchange Notes due 2028 (the "New 2028 Notes" and, together with the New 2005 Notes and the New 2007 Notes, the "New Notes") for all outstanding 7.70% Notes due 2028 (the "Old 2028 Notes" and, together with the Old 2005 Notes and Old 2007 Notes, the "Old Notes"), as more fully set forth in the registration statement on Form S-4 (the "Registration Statement") relating to the New Notes. The New Notes will be issued under the Indenture, dated as of June 18, 1998 (the "Indenture"), from Security Capital to State Street Bank and Trust Company, as Trustee.

     As counsel to Security Capital, we have examined originals or copies certified to our satisfaction of Security Capital's Charter, Security Capital's Bylaws, resolutions of Security Capital's Board of Directors and such records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Security Capital. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Security Capital Group
 Incorporated
August 13, 1998
Page 2


     Based on and subject to the foregoing and to the assumptions, limitations and qualifications set forth herein, it is our opinion that the New Notes have been duly authorized by Security Capital and, when the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of Security Capital, entitled to the benefits provided by the Indenture and enforceable against Security Capital in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity, whether considered in a proceeding at law or in equity.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied on the opinion of the law firm of Ballard Spahr Andrews & Ingersoll, a copy of which is attached hereto as Exhibit A, and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

     We express no opinions as to matters under or involving any laws other than the laws of the States of Illinois, Maryland and New York and the federal laws of the United States of America.


                              Very truly yours,

                              /s/ MAYER, BROWN & PLATT

                              MAYER, BROWN & PLATT

            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                                                     FILE NUMBER
                                                                          868121


                                August 13, 1998


Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

     Re:  Registration Statement on Form S-4
          ----------------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to Security Capital Group Incorporated, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the Company's offer (the "Exchange Offer") to exchange up to (i) $200,000,000 aggregate principal amount of the Company's 6.95% Exchange Notes due 2005 (the "New 2005 Notes") for all outstanding 6.95% Notes due 2005 (the "Old 2005 Notes"), (ii) $100,000,000 aggregate principal amount of the Company's 7.15% Exchange Notes due 2007 (the "New 2007 Notes") for all outstanding 7.15% Notes due 2007 (the "Old 2007 Notes"), and (iii) $200,000,000 aggregate principal amount of the Company's 7.70% Exchange Notes due 2028 (the "New 2028 Notes" and, together with the New 2005 Notes and the New 2007 Notes, the "New Notes") for all outstanding 7.70% Notes due 2028 (the "Old 2028 Notes" and, together with the Old 2005 Notes and Old 2007 Notes, the "Old Notes"), as more fully set forth in the Registration Statement on Form S-4 (the "Registration Statement") relating to the New Notes, as filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"). The New Notes will be issued under the Indenture, dated as of June 18, 1998 (the "Indenture"), from the Company to State Street Bank and Trust Company, as Trustee.
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

Security Capital Group Incorporated
August 13, 1998
Page 2


     1. The Registration Statement, including the related form of prospectus included therein, in the form in which it was transmitted by the Company to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

     2. The charter of the Company (the "Company's Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Amended and Restated Bylaws of the Company, certified as of a recent date by its Secretary;

     4. A certificate as of a recent date of the SDAT as to the good standing of the Company;

     5. Resolutions adopted by the Board of Directors of the Company (the "Resolutions") relating to the issuance of the New Notes and the exchange of the Old Notes for the New Notes;

     6. A certificate executed by the Secretary of the Company, as of the date hereof, attached to which are copies of the specimen New Notes as approved by an officer of the Company specified in the Resolutions;

     7. A copy of the executed Indenture, certified as of the date hereof by an officer of the Company;

     8. A copy of a draft of the form of the New Notes, certified as of the date hereof by an officer of the Company; and

     9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed and, so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a

Security Capital Group Incorporated
August 13, 1998
Page 3


signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of the New Notes and the Registration Statement submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Company has duly authorized the issuance of the New Notes by all necessary corporate action.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We note that the Indenture provides that it is governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of the State of New York or any other jurisdiction (other than the State of Maryland), we do not express any opinion on such matter. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Security Capital Group Incorporated
August 13, 1998
Page 4


     This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Mayer, Brown & Platt, counsel to the Company) without, in each instance, our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                               Very truly yours,

                               /s/ Ballard Spahr Andrews & Ingersoll, LLP